Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

February 2, 2016

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: OnePower Systems, Ltd.
File 333-185176

Commissioners:

We have read Item 4.01 of the Form 8-K dated February 2, 2016, of OnePower Systems, Ltd. and are in agreement with the statements contained therein insofar as they relate to our dismissal and our audits for the fiscal years ended November 30, 2014 and 2013 and our reviews of interim financial statements. We agree with the statements concerning our Firm in such Form 8-K. At this time, there are no accounting disagreements on the financial statements audited or reviewed by this firm and filed with the Securities and Exchange Commission. We are not in a position to agree or disagree with the statements contained therein in Item 4.01 regarding the engagement of another independent registered public accounting firm or the approval of such engagement by the Board of Directors of the registrant.

Sincerely,

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com